                                                                    EXHIBIT 4(e)
                        NINTH AMENDMENT AND RESTATEMENT
                                    OF THE
                             MANDALAY RESORT GROUP
                EMPLOYEES' PROFIT SHARING AND INVESTMENT TRUST

                        NINTH AMENDMENT AND RESTATEMENT
                                    OF THE
                             MANDALAY RESORT GROUP
                EMPLOYEES' PROFIT SHARING AND INVESTMENT TRUST


                               Table of Contents

Article    Title                                                      Page No.
---------  -----                                                      --------

I        Definitions..........................................................1

II       Name of the Trust....................................................4

III      Establishment of the Trust Fund......................................4

IV       Trust Administration.................................................5

V        Investment Managers..................................................9

VI       Investment of the Trust Fund.........................................9

VII      Voting and Other Rights; Dividends..................................13

VIII     Expenses of Administration of the Plan and the Trust Fund...........14

IX       Amendment and Termination...........................................15

X        Acceptance of Trust.................................................16

XI       Miscellaneous.......................................................17

                        NINTH AMENDMENT AND RESTATEMENT
                                    OF THE
                             MANDALAY RESORT GROUP
                           EMPLOYEES' PROFIT SHARING
                             AND INVESTMENT TRUST

          THIS AGREEMENT AND DECLARATION OF TRUST (the "Agreement"), is made and entered into this 24th day of November, 1999, but is effective for all purposes as of June 18, 1999, (except as otherwise provided herein) by and between Mandalay Resort Group (formerly known as Circus Circus Enterprises, Inc.) (the "Company") and Wells Fargo Bank (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company has previously adopted an Agreement of Trust for the Mandalay Resort Group Employees' Profit Sharing and Investment Trust (formerly known as the Circus Circus Employees' Profit Sharing and Investment Trust) which has been amended from time to time (as amended, the "Trust"); and

     WHEREAS, pursuant to the terms of the Trust, the Company is authorized and empowered to further amend the Trust; and

     WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Trust to reflect a change in the Trustee, and to make other desired changes.

     NOW, THEREFORE, the Trust is hereby amended and restated in its entirety to read as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

      As used in this Agreement, the following terms shall have the meaning hereinafter set out:

     (a)  "Account" shall mean, as required by the context, the entire amount
           -------
held from time to time for the benefit of any one Participant, or the portion thereof attributable to Savings Contributions, Matching Contributions, Automatic Contributions, Discretionary Contributions or Rollover Contributions, as well as ESOP Matching Contributions, ESOP Automatic Contributions, 401(k) Automatic Contributions and 401(k) Employer Contributions, made under Plan provisions previously in effect, and any Suspense Account.

     (b)  "Administrator" shall mean the Plan Aministrator.
           -------------

     (c)  "Board of Directors" and "Board" shall mean the board of directors of
           ------------------       -----
the Company or, when required by the context, the board of directors of an Employer other than the Company.

     (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended, or
           ----
any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

     (e)  "Company" shall mean Mandalay Resort Group and its successors.
           -------

     (f)  "Contract" shall mean an agreement between an Insurer and the Company
           --------
or the Trustee to invest all or part of the assets of a Fund.

     (g)  "Discretionary Contribution Account" shall mean an account established
           ----------------------------------
pursuant to paragraph (b) of Article VII of the Plan to hold Discretionary Contributions made pursuant to paragraph (d) of Article VI of the Plan.

     (h)  "Effective Date" of this Amended and Restated Trust shall mean June
           --------------
18, 1999.

     (i)  "Employer" shall, effective June 1, 1998, mean the Company, Circus
           --------
Circus Casinos, Inc., Slots-A-Fun, Inc., Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Ramparts, Inc., Ramparts International, Circus Circus Mississippi, Inc., Mandalay Development, Railroad Pass Investment Group, Jean Development Company, Jean Development West and Mandalay Corp., as well as any other subsidiary, related corporation or other entity that adopts the Plan with the consent of the Company. Railroad Pass Investment Group, Jean Development Company and Jean Development West are, at times, collectively referred to herein as the "Gold Strike Entities." The term "Employer" shall also include:

          (1)  Effective as of July 1, 1998, Circus Circus Michigan, Inc.; and

          (2)  Effective as of January 1, 1999, Ramparts International.

     (j)  "Employer Securities" shall mean common stock, any other type of stock
           -------------------
or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company; provided, however, that if Employer Securities are purchased with borrowed funds, Employer Securities, to the extent required by Section 4975 of the Code, shall only include:

          (1) Such securities that are readily tradable on an established securities market; or

          (2) If none of the stock of an Employer (or any Affiliate of such Employer other than a member of an affiliated service group that includes such Employer) is publicly tradable on an established securities market, common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of (A) that class of

                                      2.

     common stock of the Employer or any Affiliate having the greatest voting power, and (B) that class of common stock of the Employer or any Affiliate having the greatest dividend rights; or

          (3) Noncallable preferred stock that is convertible at any time into stock meeting the requirements of subparagraph (1) or (2) (whichever is applicable), if such conversion is at a reasonable price (determined as of the date of acquisition by the Trustee).

     (k)  "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

     (l)  "ESOP Automatic Contribution Account" shall mean an account
           -----------------------------------
established pursuant to paragraph (b) of Article VII of the Plan to hold ESOP Automatic Contributions made under the provisions of the Plan as in effect on or after January 1, 1989 and ending prior to January 1, 1996.

     (m)  "ESOP Matching Contribution Account" shall mean an account established
           ----------------------------------
pursuant to paragraph (b) of Article VII of the Plan to hold ESOP Matching Contributions made under the provisions of the Plan as in effect on or after January 1, 1990 and ending prior to January 1, 1996.

     (n)  "401(k) Employer Contribution Account" shall mean an account
           ------------------------------------
established pursuant to paragraph (b) of Article VII of the Plan to hold 401(k) Automatic Contributions and 401(k) Employer Contributions made under the provisions of the Plan as in effect prior to January 1, 1990.

     (o)  "Insurer" shall mean a legal reserve life insurance company licensed
           -------
or authorized to transact business in the State of Nevada that shall issue a Contract.

     (p)  "Investment Manager" shall mean the individual, individuals,
           ------------------
partnership, corporation or other entity, if any, appointed by the Administrator to manage all or any portion of the assets of the Plan. Any Investment Manager shall be (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank as defined in such Act; or (3) an insurance company qualified to perform the services of an investment manager under the laws of more than one state.

     (q)  "Participant" shall mean any eligible Employee of an Employer who has
           -----------
become a Participant under the Plan and shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

     (r)  "Plan" shall mean the Thirteenth Amendment and Restatement of the
           ----
Mandalay Resort Group Employees' Profit Sharing and Investment Plan, as it may be in effect from time to time.

                                      3.

     (s)  "Plan Administrator" shall mean the Company.
           ------------------

     (t)  "Plan Year" shall mean the 12-month period ending on December 31.
           ---------

     (u)  "Rollover Contribution Account" shall mean an account established
           -----------------------------
pursuant to paragraph (b) of Article VII of the Plan to hold Rollover Contributions made pursuant to paragraph (b)(2) of Article V of the Plan or paragraph (j) of Article VI of the Plan.

     (v)  "Savings Contribution Account" shall mean an account established
           ----------------------------
pursuant to paragraph (b) of Article VII of the Plan to hold Savings Contributions made pursuant to paragraph (a) of Article VI of the Plan.

     (w)  "Suspense Account" shall mean an account established for the purpose
           ----------------
of maintaining unallocated Employer Securities, unallocated amounts which have been forfeited pursuant to the terms of Article VI or VII of the Plan, or amounts being held pending evaluation of a qualified domestic relations order.

     (x)  "Trust" shall mean the trust established by the Company as herein set
           -----
forth and the account or accounts established by the Contracts.

     (y)  "Trustee" shall mean the individual, individuals or corporation
           -------
designated as trustee under this Agreement, or any duly appointed successor.

     (z)  "Trust Fund" shall mean the trust fund established under this
           ----------
Agreement.


                                  ARTICLE II

                               Name of the Trust
                               -----------------

     The trust amended and restated in accordance with the terms hereof shall be known as the "MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT TRUST."


                                  ARTICLE III

                        Establishment of the Trust Fund
                        -------------------------------

     (a)  Assets to be Held.  The Company has previously established, pursuant
          -----------------
to the Plan, a trust comprised of amounts previously contributed by the Company and the other Employers. The Trustee shall maintain all amounts that are held pursuant to the Trust, including any Contracts entered into with an Insurer by the Company and transferred to the Trustee, such other sums of money and

                                      4.

property as shall from time to time be paid or delivered to the Trustee, the earnings and profits thereon and any assets into which such funds are converted.

     (b)  Accounts Held. The Trust Fund shall include all assets attributable
          -------------
to Suspense Accounts established pursuant to paragraph (c) of Article VII of the Plan, as well as Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts (other than any portion of such Accounts invested, pursuant to a diversification election as described in Article XI of the Plan, in Contracts issued by an Insurer directly to the Company and not transferred to the Trustee). The Trust Fund shall also include any assets attributable to Participants' designated investments in "Fund A," described in
Article X of the Plan, and may include investments attributable to any Contract issued by an Insurer, as well as any other investment permitted under paragraph
(a) of Article X of the Plan, which are allocated to any other Suspense Accounts or to Participants' Savings Contribution Accounts, Matching Contribution Accounts, Automatic Contribution Accounts, Discretionary Contribution Accounts, 401(k) Employer Contribution Accounts, Rollover Contribution Accounts, and any portion of Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts invested pursuant to a diversification election as described in Article XI of the Plan.

     (c)  Exclusive Benefit of Participants and Beneficiaries. The Trust Fund
          ---------------------------------------------------
shall be held by the Trustee in trust and dealt with in accordance with the provisions hereof. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust Fund be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.


                                  ARTICLE IV

                              Trust Administration
                              --------------------

     (a)  Receipt of Contributions. The Trustee shall receive from each
          ------------------------
Employer and the Participants the contributions made as their Savings Contributions, Matching Contributions, Automatic Contributions, Discretionary Contributions, Rollover Contributions, and any portion of Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts invested pursuant to a diversification election as described in Article XI of the Plan, unless such contributions are invested in Contracts issued by an Insurer directly to the Company and not transferred to the Trustee. The Trustee shall have no right or duty to inquire into the amount of any contribution made by an Employer or a Participant, or the method used in determining the amount of any such contribution, or to collect the same. The Trustee shall be accountable only for funds actually received by it. The Trustee shall not be responsible for the acts of any predecessor trustee, unless otherwise required under the Employee Retirement Income Security Act or any other applicable law.

     (b)  Plan Administrator's Directions. When directed in writing by the Plan
          -------------------------------
Administrator or its agent, the Trustee shall:

                                      5.

          (1)  value the Trust Fund;

          (2) make transfers and deliveries of assets to, and accept transfers and deliveries of assets from, an Insurer in order to comply with any elections by Participants under Article X of the Plan with respect to Contracts issued by an Insurer directly to the Company and not transferred to the Trustee;

          (3) make any other transfers, payments and deliveries to or for the account of Participants or their beneficiaries;

          (4) borrow money and pledge any Trust property for the payment of any such loan; and

          (5) make benefit payments from the Trust, and the Trustees shall have no liability for any payment promptly made in accordance with the Plan Administrator's direction. Such direction shall specify the investments to be liquidated, the payee, the payee's address, the amount of the payment, and the tax withholding, if any, to be applied to the payment. The Trustee shall have no duty to determine the identity or mailing address of any person entitled to benefits from the Plan.

Nothing contained in this paragraph (b) shall prevent the Plan Administrator itself from performing the actions described in subparagraph (1).

     (c)  Authorized Actions.  The Trustee is authorized, at the written
          ------------------
direction of the Plan Administrator and upon indemnification satisfactory to the Trustee, to:

          (1) settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from this Trust, commence or defend suits or legal or administrative proceedings and represent the Trust in all suits and legal and administrative proceedings;

          (2) employ suitable agents and counsel (who may be counsel for an Employer), and pay their reasonable expenses and compensation; and

          (3) make, execute and deliver as Trustee, with provisions for no individual responsibility (except responsibility for negligence of the Trustee and for breach of the Trustees' fiduciary duty), all instruments in writing necessary or appropriate for the exercise of any of its powers of administration.

     (d)  Written Directions.  The Trustee shall have no dealings with the
          ------------------
beneficiaries under this Agreement except under the direction of the Plan Administrator to make payment to them. All directions, papers and communications addressed to the Trustee or intended to be filed with it shall be delivered at its principal office.

                                      6.

     (e)  Records and Accounts.  The Trustee shall keep accurate and detailed
          --------------------
accounts on all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to this Trust shall be open to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

     (f)  Resignation and Removal.
          -----------------------

          (1) The Company may at any time remove the Trustee by providing written notice to the Trustee, which removal shall take effect on the date therein specified; and the Trustee may at any time resign by providing the Company and the Plan Administrator with a written resignation, which resignation shall take effect on the date therein specified, but not less than 30 days from the date of the giving of such notice unless the Plan Administrator shall agree to an earlier date. The Company may appoint a corporation or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigned Trustee. Any notice required or permitted by this subparagraph shall be deemed given upon the mailing thereof to the appropriate person by certified or registered U.S. mail, return receipt requested, in a properly addressed envelope, postage prepaid.

          (2) After receiving notice of removal or after the effective date of resignation, the removed or resigning Trustee shall transfer, pay over and deliver the Trust Fund to the successor Trustee, or if no successor Trustee be appointed within 30 days from the Trustee's receipt of notice of removal or within 30 days from the effective date of the Trustee's resignation, as the case may be, the removed or resigning Trustee shall, upon the expiration of such 30-day period, transfer, pay over and deliver the Trust Fund to the Plan Administrator. Notwithstanding any such transfer, payment and delivery of the Trust Fund to any successor Trustee or to the Administrator, as the case may be, the removed or resigning Trustee may have its entire account judicially settled and it shall be entitled to the payment out of the Trust Fund of any compensation due to it up to the time of removal or resignation and of any expenses or other disbursements, whether theretofore or thereafter arising, for which the removed or resigning Trustee would be entitled to reimbursement if the Trust Fund had not been so transferred, paid over and delivered.

     (g)  Periodic Accounting.
          -------------------

          (1) Within 90 days after the end of each Plan Year, and within 60 days after removal or resignation, the Trustee shall furnish the Plan Administrator with a verified accounting of the Trust Fund for such Plan Year, or for the portion thereof ending with the date of such removal or resignation, which accounting shall include a record of receipts and disbursements, changes in investments and realized appreciation and depreciation for such year or period, and a statement of assets (showing both book value and fair market value) and liabilities on hand as of the end of such year or period.

          (2) Except as otherwise permitted by law, all rights of every Participant and every beneficiary of a Participant under the Plan or this Agreement with relation to the Trust Fund

                                      7.

     or that may arise against or affect the Trustee shall be enforced exclusively by the Administrator, which is hereby given the express power and authority to enforce all such rights as a representative of every Participant and beneficiary under the Plan, and in any action or proceeding with relation to the Trust Fund or brought by or against the Trustee, the Plan Administrator shall be deemed to represent every interested Participant and beneficiary. The Trustee shall provide notice, in writing, to the Plan Administrator within 60 days after the Trustee receives notice of any claim or potential claim relating to the Trust Fund, or arising against or affecting the Trustee in its capacity as Trustee.

          (3) The Plan Administrator shall promptly review the Trustee's accountings and shall, within 120 days after receipt of an accounting, file any exceptions to the accounting with the Trustee. If the Trustee receives no written exceptions within such 120 day period, the accounting shall be deemed settled.

          (4) The Trustee shall determine the fair market value of the Trust on a periodic basis, as agreed between the Plan Administrator and the Trustee. The Trustee shall perform such valuation in a reasonable and consistent manner in accordance with applicable law. The Trustee may utilize and shall be entitled to rely upon quotation and pricing services and publications it considers reliable. If the Plan Administrator or Investment Manager directs investment into an asset for which no public pricing information is available, the Trustee may obtain its fair market value from the Plan Administrator or the Investment Manager, or from an appraiser engaged by the Plan Administrator, and it shall be entitled to rely conclusively upon the value provided. If the Plan Administrator or Investment Manager is unable or unwilling to provide such valuation, the Trustee may employ an appraiser or other expert to provide such valuation. If insurance policies, annuities, or participant loans become assets of the Trust, the Plan Administrator shall be responsible for their valuation.

     (h)  Funding Policy. The Plan Administrator shall establish in writing a
          --------------
funding policy and method for the Plan and this Trust, which policy shall be reviewed at least once each year. All actions taken with respect to such funding policy and the reasons therefor shall be recorded in writing by the Plan Administrator.

     (i)  Indemnity Agreement. The Company shall indemnify, defend, and hold
          -------------------
harmless the Trustee, its employees, officers, directors, and affiliates ("Indemnified Parties") from and against all claims, losses and expenses, including reasonable attorneys' fees, incurred as a result of acting in accordance with directions given to the Trustee by the Plan Administrator, its agent or the Investment Manager; provided, however, that the foregoing indemnity shall not apply to the negligence, breach of fiduciary duty, or willful misconduct of an Indemnified Party. This indemnity shall survive the resignation or removal of the Trustee.


      (j)  Instructions. The Trustee shall bear no liability for acting upon any
           ------------
instruction or document believed by it to be genuine and signed by a party duly authorized to do so, and the Trustee

                                      8.

shall be under no duty to make any investigation or inquiry about the correctness of such instruction or document.



                                   ARTICLE V

                              Investment Managers
                              -------------------

     (a)  Appointment. The Plan Administrator may appoint one or more
          -----------
Investment Managers to manage all or part of the assets attributable to Funds B, C, D, E, F and G described in paragraph (a) of Article X of the Plan in accordance with the provisions of Article VI. The Plan Administrator may engage an Investment Manager to select one or more of such Investment Managers to be appointed by the Plan Administrator. Each such appointment shall specify the particular assets of the Trust Fund to be managed by such Investment Manager.

     (b)  Written Acceptance. Before any such appointment becomes effective,
          ------------------
any Investment Manager so appointed shall accept such designation in writing and, as part of such acceptance, shall acknowledge that it is a fiduciary with respect to the Plan.

     (c)  Resignation and Removal. The Plan Administrator may at any time
          -----------------------
remove an Investment Manager acting hereunder, and any Investment Manager acting hereunder may at any time resign, in each case in such manner as may be or may have been agreed by the Plan Administrator and the Investment Manager. The Administrator may appoint any individual, individuals, partnership, corporation or other entity to be a successor Investment Manager hereunder in the place of any removed or resigned Investment Manager.


                                  ARTICLE VI

                         Investment of the Trust Fund
                         ----------------------------

     (a)  Investment in Employer Securities.
          ---------------------------------

          (1) The Plan is designed to invest each Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account primarily in Employer Securities for the benefit of the Participants and their beneficiaries.

          (2) All assets attributable to each Participant's Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, 401(k) Employer Contribution Account, Rollover Contribution Account, and any portion of Participants' ESOP Matching Contribution Account and ESOP Automatic Contribution Account invested pursuant to a diversification election as described in Article XI of the Plan, shall be invested, at the election of the Participant, subject to the limitations set forth in paragraphs (a)(4) and (b) of Article X of the Plan, in one or more

                                      9.

     investments described in the designated investment provisions of Article X of the Plan. Any assets attributable to a designated investment in "Fund A," as described within Article X of the Plan, shall be invested primarily in Employer Securities by the Trustee, unless otherwise required by Article X of the Plan.

          (3) Assets attributable to any designated investment described in paragraph (a) of Article X of the Plan, other than investments in "Fund A," shall be invested, as required by Article X, by the fiduciary delegated investment discretion; provided, however, that the Company may direct the Trustee to transfer or deliver any portion of such assets from the Trust to an Insurer pursuant to a Contract entered into by the Company with an Insurer.

          (4) If one or more Investment Managers have been appointed by the Administrator, the responsibility for investment decisions for assets held in Trust shall be allocated between the Trustee and the Investment Managers in accordance with the written directions of the Plan Administrator, and the Trustee and each Investment Manager shall have no responsibility for each other's investment decisions.

     (b)  Acquisition of Employer Securities.  Employer Securities may be
          ----------------------------------
purchased or otherwise acquired from any source, including any party that might be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code); provided, however, that if Employer Securities are purchased or acquired from such a party in interest or disqualified person, the Trustee shall neither pay more than adequate consideration (within the meaning of Section 3(18) of ERISA), nor pay any commission to any person in connection with such acquisition.

     (c)  Execution of Investment Decisions.  Investment decisions made by any
          ---------------------------------
Investment Manager shall be communicated to the Trustee and the Plan Administrator, and shall be carried out forthwith either by the Investment Manager or its agent or by the Trustee acting upon the direction of the Investment Manager.

     (d)  Powers.  To the extent that it is not inconsistent with the investment
          ------
of the Trust assets attributable to the Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts (as well as designated investments in "Fund A" described in Article X of the Plan) primarily in Employer Securities, in carrying out their duties hereunder, each Investment Manager, if any (with respect to making and carrying out its investment decisions), and the Trustee (with respect to carrying out the decisions of an Investment Manager or its own investment decisions) are authorized and empowered to:

          (1) sell, redeem or otherwise realize the value of any assets of the Trust Fund;

          (2) invest and reinvest all or any part of the Trust Fund, the income therefrom and the increment thereof in any common or preferred stocks, bonds, mortgages, secured or unsecured notes, secured or unsecured debentures, mutual funds, other securities, or commodities; any common trust fund operated by the Trustee (provided that as long as the


                                      10.

     Trust has any investments in a common fund available only to pension trusts and profit sharing trusts that meet the requirements of Section 401(a) of the Code, then such common trust fund shall constitute an integral part of this Trust and of the Plan). The assets so invested shall be subject to all of the provisions of the investments establishing and governing such funds. Those instruments of group trusts, including any subsequent amendments, are hereby incorporated and made part of this Trust; insurance on the lives of the Participants; or property of any kind or nature whatsoever, real, personal or mixed, including mortgaged real property, without regard to any rule of law or statute designating securities to be held for trust funds; and to hold cash uninvested (or in deposits bearing a reasonable rate of interest, in a bank or other similar institution supervised by the United States or a state, including, if applicable, the Trustee) at any time and from time to time;

          (3) without limitation on the foregoing, buy and sell listed options and/or sell covered options and repurchase the same;

          (4) vote upon any stocks, other than Employer Securities attributable to any Participant's ESOP Matching Contribution Account or ESOP Automatic Contribution Account bonds or other securities of any corporation or other issuer held in the Trust, and otherwise consent to or request any action on the part of such corporation or other issuer, and give general or special proxies or powers of attorneys with or without power of substitution;

          (5) become a party to the reorganization, consolidation or merger of any corporation, and for such purposes execute any agreements or consents, or participate in or take any steps to effectuate the same, whether or not any specific plans have been formulated therefor and in connection therewith, deposit any such securities with creditors or stockholders' committees, bodies or other protective groups, and surrender or exchange any such securities for such debentures, certificates, receipts, agreements or proceeds as may be issued or paid by such committees, bodies or groups, or reorganized, consolidated or merged corporations, and generally exercise all the rights and powers, whether herein enumerated or not, as may be lawfully exercised by persons holding similar property in their own right;

          (6) not maintain the indicia of ownership of any trust asset outside the jurisdictions of the district courts of the United States, except as authorized by regulations issued by the Department of Labor; and

          (7) purchase shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company and receives compensation from such company for the services provided.

     (e)  Holding of Securities.  To the extent permitted by applicable law, the
          ---------------------
Trustee may hold any securities or other property in its own name or in the name of its nominee, with depositories or agent depositories or in such other form as it may deem best, with or without disclosing the trust relationship.

                                      11.

     (f)  Loans.  In order to enable it to carry out the purpose for which the
          -----
Plan and Trust was established, the Trustee shall have the power to borrow money from any source, including (to the extent permitted by the Code and ERISA) from any party that may be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code); provided, however, that no such loan shall be used to purchase Employer Securities. The Trustee shall have the power to issue promissory notes as Trustee to evidence any such borrowing.

     (g)  Written Instruments.  The Trustee and each Investment Manager shall
          -------------------
make, execute and deliver, as Trustee or Investment Manager, as the case may be, with provisions for no individual liability (except responsibility for negligence and for breach of fiduciary duty), all instruments in writing necessary for the exercise of any of the foregoing powers.

     (h)  Responsibility for Designating Investments.  Once a Participant has
          ------------------------------------------
designated a Fund with respect to the portions of his Accounts that are subject to paragraph (a) of Article X of the Plan, no change in such designation shall be made until the Participant changes his election pursuant to the provisions of this Plan unless either the Plan Administrator or the Trustee has actual knowledge that the Participant has died or has become legally incompetent to make a designation.

          (1) If a Participant does not specifically designate an investment for all or part of any Account subject to the provisions of paragraph (a) of Article X of the Plan, such portion shall be invested in Fund B unless the Investment Manager determines that a different fund shall be the default fund.

          (2) If either the Plan Administrator or the Investment Manager has actual knowledge that the Participant has died or has become legally incompetent to make a designation, the Investment Manager shall determine the Fund in which such portion shall be invested until a designation can be obtained from the Participant or the Participant's legal guardian, personal representative or death beneficiary, as the case may be. If the Plan Administrator has actual knowledge of the death or incompetence of a Participant, the Administrator shall promptly so notify the Trustee.

          (3) In the event of the death of a Participant, the Participant's beneficiary (or beneficiaries) shall have the responsibility for designating investments for the portion of the Participant's Accounts that are subject to the provisions of paragraph (a) of Article X of the Plan, if such beneficiary is legally competent to do so, until distribution of such Accounts can be made. If a beneficiary is legally incompetent to make such a designation, the beneficiary's legal guardian shall make such designations on behalf of the beneficiary.

                                      12.

                                  ARTICLE VII

                      Voting and Other Rights; Dividends
                      ----------------------------------

     (a)  Voting and Other Rights.  Any voting and other rights with respect to
          -----------------------
units of Employer Securities held as part of each Participant's Accounts, or as part of any Suspense Account, within the Trust Fund shall be exercised as follows:

          (1) Any voting and other rights with respect to units of Employer Securities (including fractional shares) allocated to any Participant's ESOP Matching Contribution Account or ESOP Automatic Contribution Account shall be exercised by the Trustee in accordance with instructions received from such Participant. In connection with the exercise of such rights, the Trustee shall notify each Participant at least 30 days prior to the date upon which such rights are to be exercised; provided, however, that the Trustee shall not be under any obligation to notify the Participants sooner than it receives such information as a security holder of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such 30 day notice requirement, the Trustee shall notify the Participants regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights.

          (2) Any voting and other rights with respect to units of Employer Securities (including fractional, shares) held by it that are

               (A) allocated to any Suspense Account,

               (B) allocated to any Participant's Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, 401(k) Employer Contribution Account or Rollover Contribution Account, or

               (C) allocated to any Participant's ESOP Matching Contribution Account or ESOP Automatic Contribution Account but with respect to which no instructions were received,

     shall be exercised by the Trustee at its sole discretion.

     (b)  Dividends.  Dividends with respect to units of Employer Securities
          ---------
held as part of the Trust Fund shall be dealt with as follows:

          (1) Cash dividends with respect to units of Employer Securities (including fractional shares) allocated to each Participant's Employer Securities Account may be paid, at the discretion of the Employer, directly to the Participant.

                                      13.

          (2) Cash dividends paid to the Trustee with respect to units of Employer Securities (including fractional shares) allocated to the Employer Securities Account of a Participant as of the payment date shall be distributed, if, and to the extent that, the Company so directs, to the Participant (or his beneficiary or beneficiaries) by the Trustee.

          (3) Cash dividends paid with respect to units of Employer Securities held in the ESOP Fund shall be retained by the Trustee and allocated in the same manner as other income of the Trust Fund.

          (4) Stock Dividends paid with respect to units of Employer Securities (including fractional shares) allocated to each Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account as of a payment date shall be retained by the Trustee and allocated in the same manner as other income of the Trust Fund.


                                 ARTICLE VIII

           Expenses of Administration of the Plan and the Trust Fund
           ---------------------------------------------------------

     (a)  Expenses of Implementation.  The Company shall bear all expenses of
          --------------------------
implementing the Plan and this Trust.

     (b)  Expenses of Trustee or Insurer.
          ------------------------------

          (1) For its services, the Trustee shall be entitled to receive compensation at a rate to be agreed upon by the parties to this Agreement.

          (2) The Company may pay all expenses of the administration of the Trust Fund, including the Trustee's compensation, the Trustee's fiduciary expenses relating to the Employer securities, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or an Employer shall not be deemed a contribution to the Plan. Such expenses shall be paid out of the assets of the Trust Fund unless paid or provided for by the Company or another Employer.

          (3) Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or anyone else for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

                                      14.

                                  ARTICLE IX

                           Amendment and Termination
                           -------------------------

     (a)  Right to Amend or Terminate Reserved.  The Plan and this Trust may be
          ------------------------------------
amended or terminated by the Company in accordance with the terms of the Plan and this Trust; provided, however, that no such amendment:


          (1) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of this Trust;

          (2) shall cause or permit any property held subject to the terms of this Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administration expenses of the Plan Administrator and this Trust;

          (3) shall reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

          (4)  shall reduce the Accounts of any Participant;

          (5) shall amend any vesting schedule with respect to any Participant who has at least 3 Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than 60 days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

          (6) shall increase the duties or liabilities of the Trustee without its written consent.

     (b)  Termination or Discontinuance.  Any Employer, in its sole and absolute
          -----------------------------
discretion, may permanently discontinue making contributions under the Plan or may terminate the Plan and this Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination.

     (c)  Method of Discontinuance.  In the event an Employer decides to
          ------------------------
permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall be held, administered and distributed by the Trustee in the manner provided under the Plan and this Agreement.

                                      15.

     (d)  Method of Termination.
          ---------------------

          (1) In the event an Employer decides to terminate the Plan and this Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive any amount then credited to his Accounts in a lump sum, provided in the case of his Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account and his 401(k) Employer Contribution Account that the requirements set forth in subparagraph (2) are met.

          (2) In the event the Plan and this Trust are terminated, completely or partially, and with respect to any one Employer or with respect to all Employers, distributions shall not be made pursuant to this paragraph (d) unless:

               (A) the Plan has been completely terminated and no successor plan (within the meaning of Section 401(k)(10) of the Code) has been established;

               (B) the Plan has been partially terminated as a result of the sale or other disposition by an Employer to an unrelated corporation of substantially all of the assets used in a trade or business, in which case distribution may be made to employees who continue employment with the acquiring corporation; or

               (C) the Plan has been partially terminated as a result of the sale or other disposition by an Employer of its interest in a subsidiary, in which case distribution may be made to employees who continue employment with the subsidiary.

          (3) At the election of the Participant, the Plan Administrator may transfer the amount of any Participant's distribution under this paragraph
     (d) to the trustee of another qualified plan or the trustee of an individual retirement account or individual retirement annuity instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.


                                    ARTICLE X

                              Acceptance of Trust
                              -------------------

     The Trustee hereby accepts this trust and agrees to hold all the property now or hereafter constituting the Trust Fund hereunder, subject to all the terms and conditions of this Agreement. The duties and responsibilities of the Trustee shall be solely those set forth in this Trust, and the Trustee shall not have the authority to interpret the Plan. Anything in the Plan that is inconsistent with this Trust is overridden, and in the case of such inconsistency, the terms of this Trust shall govern.

                                      16.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

     (a)  Merger or Consolidation.  The Plan and this Trust may not be merged or
          -----------------------
consolidated with, and the assets or liabilities of the Plan and this Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer if the plan and trust then terminated that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if the Plan and this Trust had then terminated.

     (b)  Alienation.
          ----------

          (1) Except as provided in subparagraphs (2) and (3), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in the Plan or this Trust or any payments to be made hereunder; no benefits, payments, rights or interests of a Participant or a beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to this Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of this Trust, as and when the same respectively are due and payable under the terms of the Plan and this Agreement.

          (2) Notwithstanding the provisions of subparagraph (1), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, pursuant to the provisions of paragraph (b)(2) of Article XV of the Plan.

          (3) Notwithstanding the provisions of paragraph (b)(1), the Plan Administrator shall direct the Trustee or Insurer to comply with the lawful terms of a levy of the Internal Revenue Service.

     (c)  Governing Law.  This Agreement and Declaration of Trust shall be
          -------------
administered, construed and enforced according to the laws of the State of Nevada, except to the extent such laws have been expressly preempted by federal law.

     (d)  Action by Employer.  Whenever the Company or another Employer under
          ------------------
the terms of this Agreement is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of the Company or such other Employer and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of the Company or such other Employer.

     (e)  Alternative Actions.  In the event it becomes impossible for the
          -------------------
Company, another Employer, or the Plan Administrator to perform any act required by this Agreement, then the

                                      17.

Company, such other Employer, or the Plan Administrator, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Agreement.

     (f)  Gender.  Throughout this Agreement, and whenever appropriate, the
          ------
masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

     IN WITNESS WHEREOF, the parties have executed this Ninth Amendment and Restatement this 24th day of November, 1999.


ATTEST:                             MANDALAY RESORT GROUP

(CORPORATE SEAL)


 /s/ Yvette Landau                  By: /s/ Glenn Schaeffer
--------------------------             -----------------------------------------
Secretary                           President

                                                    "COMPANY"

ATTEST:                             WELLS FARGO BANK

(CORPORATE SEAL)


_______________________________     By:______________________________________
Secretary
                                    Its:_____________________________________

                                                   "TRUSTEE"
                                      18.